UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2004

APOGENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-11091 (Commission File Number)	22-2849508 (I.R.S. Employer Identification No.)

One Liberty Lane Hampton, New Hampshire (Address of principal executive offices)	03842 (Zip Code)

(603) 926-5911
Registrant’s telephone number, including area code

175 Heritage Avenue
Portsmouth, New Hampshire 03801
(Former Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On September 20, 2004, Apogent Technologies Inc., a wholly owned subsidiary of Fisher Scientific International Inc., announced that it will redeem on October 20, 2004 approximately $298.8 million of the 2.25 percent Convertible Senior Debentures due 2021 (the “New 2.25% Notes”) and approximately $1.0 million of the 2.25 percent Senior Convertible Contingent Debt Securities due 2021 (the “Old 2.25% Notes” and together with the New 2.25% Notes, the “2.25% Notes”) for cash at a price equal to 100 percent of the principal amount plus (1) accrued and unpaid interest to, but excluding, the redemption date, and (2) contingent interest (as defined in the indentures relating to the 2.25% Notes), if any contingent interest is payable from October 15, 2004 to October 19, 2004.

     A copy of the press release announcing that Apogent Technologies has issued a notice for redemption of approximately $299.8 million of its 2.25% Notes on October 20, 2004 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press release dated September 20, 2004, announcing the redemption of approximately $299.8 million of Apogent’s 2.25% Notes.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGENT TECHNOLOGIES INC. (Registrant)
Date: September 21, 2004	By:	/s/ Michael K. Bresson
Michael K. Bresson
Executive Vice President — Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 20, 2004, announcing the redemption of approximately $299.8 million of Apogent’s 2.25% Notes.